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                                                                  EXHIBIT 10.27

                           STANDARD INDUSTRIAL LEASE



        THIS STANDARD INDUSTRIAL LEASE (the "Lease"), made this 20th day of December, 2002, by and between MCMILLAN/MIAMI, LLC, a Florida limited liability company, hereinafter referred to as "Landlord," and EGL EAGLE GLOBAL LOGISTICS, LP a Delaware, Limited Partnership, hereinafter referred to as "Tenant," and EGL, Inc. a Delaware corporation hereinafter referred to as "Guarantor."



                                  WITNESSETH:

          1. PREMISES

         In consideration of the rents, covenants, agreements, and stipulations herein set forth, Landlord hereby leases to Tenant and Tenant hereby takes from Landlord (i) that certain tract of land, consisting of approximately 18.136 acres located at the southeast intersection of N.W. 72nd Avenue and N.W. 58th Street in Miami-Dade County, Florida, as more particularly described on Exhibit "A" attached hereto and made a part hereof (such tract of land being referred to as the "Land"); and (ii) that certain building to be constructed by Landlord on the Land, which will contain approximately 364,608 square feet (the "Building") as shown on "Exhibit B" attached hereto and made a part hereof (the Land and the Building are collectively referred to herein as the "Premises," and sometimes as the "Project"). The Building shall be constructed in accordance with those certain plans and specifications, dated November 11, 2001, which have been permitted by the applicable governmental authorities of Miami-Dade County, Florida (the "Plans").

         Tenant shall have the right, within thirty days after completion of the Building, to have the Building measured by Landlord's architect, who shall be licensed in the state of Florida, to confirm the square footage is in accordance with the same standards for measurement as used in the Plans. The square footage measurement obtained by the architect shall control, and in the event that the actual square footage differs by more than 1% from the estimated square footage shown above, Landlord and Tenant covenant and agree to execute an amendment hereto confirming the same with corresponding adjustments in rent.


          2. TERM; CONDITIONS

         The term of this Lease shall commence on the date (herein called the "Commencement Date") which is the later of: (i) November 1, 2003; or (ii) the date on which Substantial Completion (hereinafter defined) has occurred, and shall expire (unless extended if any extension is provided herein) at 11:59 p.m. on the last day of the one hundred twentieth (120th) full calendar month after the Rent Commencement Date (hereinafter defined); provided, that, if Substantial Completion occurs prior to November 1, 2003, and if Tenant thereupon takes possession of the Premises prior to November 1, 2003, the Commencement Date shall be the date that Tenant takes possession of the Premises. The initial term of this Lease and any extension thereof shall herein be referred to as the "Lease Term." However, notwithstanding anything else to the contrary in this Lease, this Lease shall be void and shall have no force or

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effect unless and until Landlord (or any party to whom Landlord assigns its right to purchase, lease, or otherwise occupy the Premises) has purchased, leased, or entered into a written agreement allowing it to otherwise occupy all of the Premises. If Landlord or its assigns has failed to purchase, lease, or enter into an agreement allowing it to otherwise occupy the Premises by December 31, 2002 (the "Purchase Date"), this Lease shall be null and void on the Purchase Date and neither party shall have any further obligations to the other and neither party shall have any right of recovery against the other on account of the failure of Landlord or its assigns to purchase, lease, or enter into an agreement allowing it to otherwise occupy the Premises by the Purchase Date. If Landlord or its assigns has purchased, leased, or entered into a written agreement allowing it to otherwise occupy and become the owner of the Premises prior to the Purchase Date, then this condition precedent shall have been satisfied, and this Lease shall be of full force and effect. Landlord may assign this Lease to the entity that ultimately acquires fee title to the Premises, and upon such assignment, Landlord shall be relieved from any further liability under this Lease.

          3. RENTAL.

        Tenant agrees to pay to Landlord an annual base rental as set forth on the Special Stipulations attached hereto, commencing on April 1, 2004 (hereinafter called the "Rent Commencement Date"), subject to extension as provided in Section 6, below. However, notwithstanding the fact that Tenant's base rental obligation shall not commence until the Rent Commencement Date, Tenant's obligations for Taxes (hereinafter defined) and insurance premiums (as set forth in Section 5, below), together with Tenant's obligations for Operating Expenses (hereinafter defined), as set forth in Section 9 below, shall commence as of the Commencement Date. Tenant shall also pay all taxes in the nature of sales, use or similar taxes, now or hereafter assessed or levied by any taxing authority upon this payment of base rental or additional rent, and which the Landlord is required or permitted to collect from Tenant payable simultaneously with the payment of base rent or additional rent, as applicable.

        Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment (whether for base rental or other amounts [e.g., Taxes, insurance premiums, and Operating Expenses]) is not received by Landlord on or before the tenth (10th) day of the month for which rent is due, a service charge of five percent (5%) per month on all past due amounts owed on such date shall become due and payable in addition to the regular rent owed under this Lease. Notwithstanding the foregoing sentence, Landlord will provide notice to Tenant of any nonpayment of rent not more than one time per lease year and Tenant shall then have five (5) business days from the receipt of notice to make such payment prior to Landlord imposing the penalties as prescribed herein.

         Tenant's payment of Taxes, insurance premiums, Operating Costs, and all other monetary sums under this Lease shall be subject to any and all of the provisions within the Lease which govern Tenant's payment of base rental, all to be paid to the Landlord without demand, deduction or setoff at its office or such agent or such other place as Landlord may designate by notice to Tenant in lawful money of the United States of America, except as set forth in Section
19.2. Rent shall be made payable to the following address (or to such other address as Landlord shall specify to Tenant in writing):

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                          McMillan Investment Company
                                3003 W. Alabama
                              Houston, Texas 77099

                            Attn: Dan M. Moody, III



          4. SECURITY DEPOSIT

                  INTENTIONALLY DELETED



          5. REAL ESTATE TAXES AND INSURANCE

        As used herein, the following terms wherever initially capitalized shall have the following meanings:

             (a) "Taxes" shall mean all real estate taxes and assessments (e.g., ad valorem taxes), real estate rental receipt or gross receipts tax, or rent sales tax, levied against or in respect of the Premises, or any other tax levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or a specific tax on rentals from the Premises, plus the cost, including attorney's and appraiser's fees, of any negotiation, contest or appeal pursued by Landlord in an effort to reduce the tax or assessment on which any tax provided for in this Section is based.

             (b) "Tax Year" shall mean each twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Premises.

        Tenant shall pay to Landlord all Taxes which shall be due and payable in equal monthly payments, in advance, commencing with the Rent Commencement Date, based upon estimated annual taxes, but subject to adjustment within 30 days after Landlord's final determination of the actual costs for such. Any necessary adjustment shall be paid by Tenant to Landlord within ten (10) days after delivery of statement reconciling collected taxes against actual taxes. Any necessary adjustment shall be paid by Tenant to Landlord or refunded by Landlord to Tenant, as applicable within ten days after delivery of copies of all applicable final tax bills together with a detailed written statement reconciling and invoicing estimated taxes against actual taxes, all of which shall be provided to Tenant within thirty days after the issuance of final tax bills. Landlord shall have the right to make demand or bill for Taxes after receipt of the tax bills or upon the expiration or sooner termination of this Lease. If the Lease Term shall commence or expire during a Tax Year, Tenant shall be liable only for that portion of the Taxes for such Tax Year represented by a fraction, the numerator of which is the number of days of the Lease Term which fall within said Tax Year and the denominator of which is 365. This provision shall survive expiration or termination of this lease for a period of one year to permit the reconciliation of taxes for the last year of the lease term.

        Tenant shall be liable for all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal

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property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, within 30 days of Tenant's receipt of a detailed written statement and copies of all tax bills setting forth the basis of such increase, that part of such taxes for which Tenant is primarily liable hereunder.

           (c)    Tenant's Insurance.

                    (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased Premises.

                           (a) Commercial General Liability with minimum limits
                    of $1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

                           (b) Workers' Compensation insurance with statutory
                    limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

                           (c) Automobile Liability covering all owned,
                  non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                           (d) Property insurance against all risks of loss to
                  any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision.

                    (ii) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

                  (iii) If, in the opinion of Landlord's insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, and only if deemed necessary because of Tenant's substantial modification of its use of Premises, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

                    (iv) All insurance required under this Paragraph shall (i) be primary; (ii) provide for severability of interests, (iii) be issued by insurers, licensed to do business in the state in which the Premises are located and acceptable to Landlord, (iv) be endorsed to include Landlord and Landlord's Lenders and affiliated entities (as Landlord may request) as additional insureds (Commercial General Liability only), and (v) be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

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               (d) Landlord's Insurance. Landlord shall maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce any insurance or coverage. Premiums for any such insurance shall be paid by Tenant to Landlord in equal monthly payments in advance commencing on the first day of the Lease Term. Not later than 30 days after Tenant's written request, Landlord shall provide to Tenant a copy of the insurance certificate which verifies that Landlord has purchased the required insurance.

          6. COMPLETION

        Landlord shall complete the Premises, including office space, pursuant to the Plans. Provided that Landlord has substantially complied with the terms contained in the "Build-to-Suit Addendum" attached hereto, then if Landlord, for any reason whatsoever, cannot achieve Substantial Completion and deliver possession of the Premises to Tenant on or before November 1, 2003, this Lease shall not be void or voidable, nor shall the Lease terminate, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the term of this Lease shall be extended by such delay for each day beyond November 1, 2003 that Substantial Completion has not occurred. "Substantial Completion" shall occur upon the later of: (i) Landlord's architect's written certification that the Landlord's work is substantially complete in accordance with the Plans and all change orders; and (ii) the issuance of a temporary Certificate of Occupancy/and or Certificate of Completion (or the equivalent applicable certification) and all other required governmental approvals permitting Tenant to occupy the Premises for the purposes intended hereby. Excluding delays as a result of (a) Tenant delay, (b) change orders requested by Tenant, and (c) occurrences of force majeure which cause construction delay, Landlord covenants and agrees to use all reasonable efforts to cause Substantial Completion to occur on or before November 1, 2003. Provided that the dates prescribed in the Build to Suit Addendum are adhered to and excluding (x) Tenant delay, and (y) delays caused by change orders requested by Tenant (but expressly including delays caused by force majeure), should Substantial Completion not occur on or before November 1, 2003 (such date being referred to as the "Penalty Date"), then the Rent Commencement Date shall be delayed for each day beyond the Penalty Date that Substantial Completion has not occurred (the parties agreeing that said daily penalty amount is a reasonable estimate of the damages which Tenant will suffer as a result of such Landlord delay). Landlord agrees to give Tenant written notice of Substantial Completion at least thirty (30) days prior to the date Substantial Completion is estimated to occur. For purposes hereof, the term "force majeure" shall mean and refer to reasons beyond Landlord's reasonable control, such as strikes; unavailability or scarcity of materials; war; riot; civil insurrection; acts of terrorism; accidents; floods, storms, hurricanes, earthquakes and other acts of God; and governmental preemption in connection with a national emergency, but force majeure shall not include a mere financial inability to perform.

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          7. REPAIRS AND MAINTENANCE OF PREMISES AND ALTERATIONS

        Landlord at Landlord's sole cost and expense shall keep the foundation, the roof, structural components of the Building, and the exterior walls of the Building (except plate glass, windows, doors, door closure devices, window and door frames, molding, locks and hardware) in good repair, except that Landlord shall not be required to make any repairs occasioned by any act of negligence of Tenant, its agents, employees, sub-tenant, invitees and licensees. In the event the Building should become in need of repairs required to be made by Landlord hereunder, Tenant must give immediate written notice to Landlord, and, provided that Landlord is diligently and actively pursuing such repair, Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice. Tenant shall be solely responsible for any additional damage that occurs or any additional cost incurred in making such repairs as a result of Tenant's failure to give timely notice to Landlord.

        Tenant shall, at its own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Building or elsewhere on the Premises. During the warranty period for all hot water, heating, and air conditioning systems and equipment, Tenant shall comply with all manufacturer's recommendations for preventative maintenance/repairs during such applicable warranty period. The maintenance contractor and the maintenance contract must be approved by Landlord, which approval shall not be unreasonably delayed, withheld, or conditioned. The maintenance contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Landlord hereby represents and warrants to Tenant that all HVAC systems and all components thereof within the Building shall be new products and installed in a good workman-like manner. Landlord further covenants and agrees to deliver to Tenant copies of any warranties from the manufacturer of such units and/or systems (as well as any other building systems or equipment) in favor of Landlord and/or Tenant, and to pursue, to the extent Tenant is not permitted to pursue, or cooperate with Tenant in pursuing claims pursuant to said warranties. Landlord shall also be responsible, at Landlord's sole cost and expense, for any defect in the materials or workmanship in the floor and dock slabs within the Premises, except that Landlord shall not be required to make any repairs occasioned by any act of negligence of Tenant, its agents, employees, sub-tenant, invitees and licensees.

        Tenant agrees throughout the Lease Term, at Tenant's sole cost and expense (and except for those above listed items that Landlord is required to keep and maintain with regard to the Building as set forth in this Section 7 herein), to keep and maintain the Building and the remainder of the Premises and all fixtures and equipment therein, including all plumbing, heating, air-conditioning, electrical, gas, water, sewage and like fixtures and equipment, and also including the Building window glass, loading docks, exterior steps, doors, door frames, locks and hardware, interior ceilings, walls and floors and all signs of Tenant erected pursuant to Section 22 hereof on the outside of the Building in good repair, order and condition, making all repairs and replacements thereto as may be required; all repairs and replacements to be of the same or better quality, design and class as the original work and equipment. If any repairs

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required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for loss or damage which may result to its equipment, fixtures, inventory or business by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the actual and reasonable cost of such repairs, together with interest at the rate of ten percent (10%) per annum (the "Default Rate") from the date of payment by Landlord until repaid by Tenant. At the expiration or termination of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted. Provided that Tenant and Landlord determine that the replacement of any HVAC equipment is less costly than the ongoing repair of same, the cost of the replacement shall be apportioned such that Tenant's financial responsibility for such replacement is the percentage calculated using the remaining lease term as the numerator and the useful life of the replacement as the denominator (Tenant and Landlord agree that ten (10) years shall be the typical useful life of HVAC equipment.) Tenant's financial responsibility shall then be divided equally over the remaining months of the Lease Term and paid to Landlord as part of Operating Expense.

        Notwithstanding the foregoing, repairs to Building or remainder of the Premises occasioned by the act or negligence of Landlord or Landlord's agents, employees, invitees or licensees shall be paid for by Landlord.

        Tenant shall not make any alterations, additions, repairs, improvements, or installations to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, provided that the alteration, addition, or installation is non-structural and does not penetrate or alter the Building roof, floor slab, or exterior walls, Tenant shall be permitted to make alterations, additions, or installations that are less than twenty-five thousand dollars ($25,000.00). All alterations, additions, repairs, improvements, installations, equipment (excluding Tenant's trade equipment) and fixtures, by whomever installed or erected (except such business trade fixtures belonging to Tenant as can be removed without damage to or leaving incomplete the Premises or Building) shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease without credit or compensation to Tenant. Any linoleum, carpeting or other floor coveting which may be cemented, nailed or otherwise affixed to the floor of the Premises shall become the property of Landlord without credit or compensation to Tenant.

        All construction work done by Tenant on the Premises or within the Building shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such a manner as to cause a minimum of interference with other construction in progress in the Building. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

         Notwithstanding any provision of this Lease to the contrary Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises to any mechanics' or materialmen's liens or liens of any kind nor shall any provision in this Lease ever

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be construed as empowering Tenant to encumber or cause Tenant to encumber the title or interest of Landlord in the Premises. In order to comply with the provisions of Section 713.10 Florida Statutes it is specifically provided that neither Tenant nor anyone claiming by through or under Tenant including but not limited to contractors, subcontractors, materialmen mechanics and laborers shall have any right to file or place any kind of lien whatsoever upon the Premises or any improvement thereon, and any such liens are specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's interest or assets. Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this Section. If at anytime a lien or encumbrance is filed against the Premises as a result of Tenant's work materials or obligations Tenant shall promptly discharge (or transfer to bond in accordance with Chapter 713, Florida Statutes) said lien or encumbrance, and if said lien or encumbrance has not been discharged or transferred to bond within thirty (30) days from the date Tenant has received notice that it is filed, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by a deposit in court or by posting a bond Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, and all reasonable expenses of Landlord in defending any such action or in procuring the discharge of any such lien, shall be deemed additional rent hereunder and shall be repaid by Tenant to Landlord on demand. Tenant also acknowledges its duty to disclose to all of its contractors and materialmen the Lease provisions concerning non-attachment liens and Tenant shall record a short form memorandum and notice set forth in ss. 713.10(2)(a)-(f) of the Florida Statutes.

         Under no circumstances shall Landlord be obliged to repair, or place or maintain any plate glass or door or window glass. Tenant shall during the entire term hereof keep in full force and effect a policy of insurance upon all the plate glass in the building, on which policy both Landlord and Tenant shall be named as parties covering their respective interest may appear. Tenant shall furnish Landlord with a Certificate of Insurance or other acceptable evidence of such insurance is in full force, and evidence that the premiums have been paid by Tenant at least ten (10) days prior to the due date of same.

          8. ACCEPTANCE OF PREMISES

        Tenant, upon Substantial Completion of the Premises in accordance with the Plans, and a joint walk-through by Landlord and Tenant (further subject to any punch list items pursuant to the attached Build-to-Suit Addendum) shall accept the Premises in their then condition as suited for the uses intended by Tenant. If requested by Landlord, Tenant shall execute and deliver to Landlord a written acceptance of the Premises. The date of completion of Premises shall be defined as the date which Landlord achieves Substantial Completion as defined in Paragraph 6 herein.

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          9. COMMON AREAS AND OPERATING EXPENSES OF PREMISES

             (a) The term "Common Area" is defined for all purposes of this Lease as that part of the Premises which includes among other facilities, parking areas, sidewalks, driveways, truckways, loading areas and landscaped areas. The parties hereby agree that Tenant shall have access to the parking areas, driveways, walks, landscaped areas and service areas appurtenant to the Building. During the Lease Term, Tenant will have exclusive use of all parking at the Building. Excepting only the provisions of 9(c) herein, Landlord shall be responsible for the operation, management, and maintenance of the Common Areas, the manner and the expenditures thereof to be consistent with those customary for similar Class A, institutionally-owned industrial parks in the Miami Airport industrial submarket, and Tenant agrees to pay on the first day of each month during the Lease Term as additional rent as hereafter provided, the cost of all Operating Expenses in accordance with the following:


             (b) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Building and Premises including, but not limited to, the following:

                  (i) The operation, repair, maintenance and replacement in
               neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                  (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                  (iii) Trash disposal, janitorial services, and life/safety systems.

                  (iv) Management fees as follows: (a) if the Leased Premises are operated and managed by Landlord, a partner of Landlord or an affiliate or subsidiary of Landlord, a management fee not to exceed three percent (3%) of Tenant's annual base rentals obligation (provided, however, that for the purpose of calculating or determining the "ceiling" on the management fee for any year that includes all or any portion of that period of time between the Commencement Date and the Rent Commencement Date, Tenant shall be treated as if it were paying base rent at the rate in effect as of the Rent Commencement Date during such period of "free" rent); and (ii) if the Leased Premises are not operated and managed by Landlord, a partner of Landlord, or an affiliate or subsidiary of Landlord, but is instead managed by a third party property manager a management fee equal to the professional management fees (including legal, accounting, inspection, and consultation fees) incurred by Landlord for the Leased Premises.

                  (v) Reserves set aside for maintenance, repair and
               replacement of the Common Areas and Building (which shall not exceed $1,000.00 per calendar year).

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                  (vi)     Environmental monitoring and insurance programs.

                  (vii) Monthly repayment of capital improvements to the Common
               Areas and the Building. The monthly repayment of any given capital improvement shall be the quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement.

                  (viii) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                  (ix) If Tenant fails to maintain the Premises, any reasonable and verifiable expense incurred by Landlord for such maintenance.

Tenant shall be responsible for providing its own trash dumpster and dumpster service. Tenant's debris shall be of such volume as to not overburden Tenant's trash dumpster. Tenant shall keep its trash dumpster area in a clean condition.

        Tenant shall pay the Operating Expenses as follows; Tenant shall pay to Landlord an "Estimated Annual Common Area and Operating Expense Charge" payable in equal monthly payments in advance, commencing with the first day of the Lease Term, based upon the estimated annual Operating Expenses, but subject to adjustment after the end of each calendar year on the basis of the actual costs for such year. Within ninety (90) days after the close of each calendar year, upon request of Tenant, Landlord will furnish to Tenant a detailed statement of Operating Expenses for such year, such statement to be prepared in accordance with generally accepted accounting practices. Any necessary adjustment shall be made within fifteen (15) days after delivery of such statement. Those Operating Expenses which are directly controllable by Landlord ("Controllable Expenses") should not increase more than 8.0% per annum on a non-cumulative basis during the Lease Term. Controllable Expenses shall be defined as all operating expenses, not including taxes, insurance, third party management fees, charges determined by governmental authorities, force majeure, or snow removal, but specifically Tenant shall have the right, at Tenant's sole cost and expense, to examine Landlord's books and records to review all invoices (and supporting documentation) in connection with the calculation of common area maintenance costs, taxes, premiums and Tenant's proportionate share. Should any such examination reveal overcharges in excess of 5%, the reasonable costs of such examination shall be borne by Landlord. If the services detailed above are stopped for any reason, Landlord shall diligently pursue the repair and restoration of such Building services.

Landlord reserves the right to stop the supply of water, sewage, electrical current and other services, without incurring any liability to Tenant, where necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or ability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. However, in the case of repairs, alterations, replacements or improvements which are under Landlord's control, Landlord agrees

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to give Tenant reasonable notice of repairs, alterations, replacements or improvements. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension, and provided, however that in the event such interruption materially interferes with Tenant's use and occupancy of the Premises or continues for more than ten (10) consecutive days, and is caused by or within the reasonable control of the Landlord, then base rent and common area maintenance costs shall be abated for such period in an equitable manner.

         (c) At any time prior to or during Tenant's possession of the Building, Landlord and Tenant may elect for Tenant to be primarily responsible for the Operating Expense items listed herein as 9(b)(i) and 9(b)(ii), and 9(b)(iii) (not to include property management). At the time of such election Landlord and Tenant shall agree to eliminate the Tenant performed items from the Operating Expenses. Tenant shall agree to perform the items at the same standard as imposed on Landlord and Landlord reserves the right to reclaim the responsibility if Tenant does not meet the institutional standard.

             (d) Notwithstanding anything herein to the contrary, Operating Expenses shall not include any cost or expense attributable to:

                  (i) Repairs or other work occasioned by fire, windstorm or casualty of an insurable nature in excess of any deductible feature or by the exercise of the right of eminent domain;

                  (ii) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants (if any), or prospective tenants;

                  (iii) Expenses incurred in renovating or otherwise improving or decorating, or redecorating space for Tenant or other tenants (if any) or other occupants or vacant space;

                  (iv) Landlord's costs of electricity and other services sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over the basic rent payable or Operating Expenses under the lease with such tenant;

                  (v) Except as otherwise provided herein (e.g., Section 9(b)(vi)), costs incurred by Landlord for alterations or repairs to the Building or Project which are considered capital improvements and/or replacements;

                  (vi) Except as otherwise provided herein, depreciation and amortization;

                  (vii) Except as otherwise provided herein (e.g., Section 9(b)(vi)), costs of a capital nature including, but not limited to, capital improvements, capital repairs, capital equipment, capital tools, capital leases, alterations, sculpture, paintings and other art work;

                  (viii) Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant;

                  (ix) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any other lease (if any);

                  (x) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services not so rendered by a subsidiary of an affiliate;

                  (xi) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

                  (xii) Management fees relating directly to the management of the Building in excess of the amount provided herein;

                  (xiii) Any compensation paid to persons in commercial concessions operated by Landlord;

                  (xiv) All items and services which are not generally provided to all tenants or occupants and for which Tenant or other tenants reimburse Landlord or pays third persons;

                  (xv)     Advertising and promotional expenditures;

                  (xvi) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority (but such exclusion shall not include any of same due to violations by Tenant);

                  (xvii) Except for the management fee herein provided, Landlord's general partnership (or other entity) overhead;

                  (xviii) Except for the management fee herein provided, any portion of any wages, salaries, or other compensation of any kind or nature paid to any employees engaged in the marketing and leasing of the Building or to employees or executives not directly engaged in the daily operation of the Building;

                  (xix) Costs incurred in connection with the original construction of the Project and costs of correcting defects in or inadequacy of the initial design or construction of the Project, the Project equipment or the Project parking areas, or for repairs or maintenance covered by warranties and service contracts;

                  (xx) Costs of installing, operating and maintaining any specialty service, such as luncheon club, athletic or recreational club, observatory, or broadcasting facilities;

                  (xxi) Costs incurred in the operation of any garage or other parking facility or concession other than the parking facilities unless requested by Tenant;

                  (xxii) Any cost or expenditure attributable to a breach by Landlord of its covenants, conditions, obligations and duties under this Lease that would not have been incurred, but for such breach by Landlord;

                  (xxiii) Any cost of compliance with legal requirements enacted on or before the Commencement Date;

                  (xxiv) Any cost relating to investigation, containment and/or remediation of toxic and/or hazardous materials (provided, that this exclusion shall not in any way modify or limit the provisions of this Lease pertaining to environmental matters [e.g., Sections 16 and 43], and in the event of any conflict between the provisions of this exclusion, and the provisions of any such provisions, the provisions of such provisions shall govern and control); and

                  (xxv) The cost of any utilities the service of which to Tenant is separately metered.

If Landlord hereafter constructs any additional building(s) on land adjacent to the Project and any of the costs or expenses described in Section 9(b) are attributable to both the Project and such other building(s), then only such portions thereof as are properly allocable (in Landlord's good faith business judgment) to the Project shall be included in Operating Expenses.

             10. UTILITIES AND SERVICES

        Tenant shall pay directly gas, electricity, fuel, and any other utilities for the Premises, or used by Tenant in connection therewith. If Tenant does not pay said utilities, Landlord may pay the same and such payment shall be deemed additional rent payable by Tenant upon demand by Landlord.

             11. USE OF PREMISES

        The Premises shall be used only for the purpose of freight forwarding, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant or other third parties and for such other lawful purposes as may be incidental thereto and approved by Landlord. Tenant shall, at its sole cost and expense (i) obtain any and all licenses and permits necessary for any such use and (ii) comply with all governmental laws, ordinances, regulations, orders and directives applicable to the use or misuse of the Premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable; or permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous. The Premises shall not be used for any illegal purposes, in violation of any regulation of any governmental body or in any manner to create any nuisance. If the insurance premiums on the Building are increased due to Tenant's use of the Premises, Tenant shall pay to Landlord the full amount of such increase in Premiums.

             12. ABANDONMENT OF PREMISES

        Tenant agrees not to abandon or vacate the Premises during the Lease Term, and Tenant agrees to use said Premises for the purpose herein leased until the expiration hereof. However, Tenant may vacate provided that Landlord shall have the right but not the obligation to market the property for lease to a third party tenant and terminate Tenant's obligation for the purposes of leasing Premises to any third party tenant. Landlord shall have complete access to the Property for purposes of marketing.

             13. DAMAGE BY CASUALTY
         (a) If the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 5(d) above, or if they should be so damaged thereby that, in Landlord's estimation (which shall be delivered to Tenant on or before the 75th day after the receipt by Landlord of Tenant's notice of such casualty), rebuilding or repairs cannot be completed within one hundred twenty (120) days after the date Landlord delivers its determination, unless a qualified Florida-licensed architect determines that a period longer than 120 days but less than 180 days is necessary for repair, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective upon the date of the occurrence of such damage.

         (b) If the buildings situated upon the Premises or of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 5(d) herein, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred twenty (120) days after the date Landlord makes its determination, as set forth in the above paragraph, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for Tenant, and Landlord's obligation hereunder shall not exceed in scope the work to be done by Landlord in originally constructing the Building. In such event, rent shall abate hereunder for that portion of the Premises which can not reasonably be expected to be used by Tenant, from the date of such fire or peril until the date upon which such portion of Premises is useable. If such repairs and rebuilding have not been substantially completed within one hundred twenty (120) days after the date Landlord delivers its determination as set forth herein (subject to delays outside of Landlord's control), Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate. In the event of any insurance claim, Tenant shall not be liable for payment of any deductible under any of Landlord's insurance policies with respect to the Premises.

         (c) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         (d) If the Premises are damaged by any peril not covered by the insurance to be provided by Landlord under Paragraph 5(d) above and the cost to repair such damage exceeds any amount Tenant may elect to contribute or Landlord may elect to contribute (neither party being obligated to do so), Landlord may elect either to commence to repair and restore the Premises, in which event this Lease shall remaining full force and effect, or not to repair and restore the Premises, in which event this Lease shall terminate.

             14. INDEMNITY AND PUBLIC LIABILITY

        Tenant covenants at all times to save Landlord harmless from all loss, liability, cost, or damages that may occur or be claimed with respect to any person or persons, corporation, property, or chattels on or about the Premises or to the Building resulting from any act done or omission by or through Tenant, its agents, employees, invitees, or any person on the Premises by reason of Tenant's use or occupancy or resulting from Tenant's nonuse, or possession of said Premises and any or all loss, cost, liability, or expense resulting therefrom; and all times to maintain said Premises in a safe and careful manner. Tenant further covenants and agrees to maintain at all times, during the Lease Term, comprehensive public liability insurance with a responsible insurance company, licensed to do business in the state in which the Premises are located and meet or exceed the rating of A by Best's Key Rating Guide, properly protecting and indemnifying Landlord in an amount of not less than $1,000,000.00 for injury to or death of any one person, $1,000,000.00 for injury to or death of any two or more persons arising out of any one occurrence, and not less than $1,000,000.00 for property damages. Such policy or policies shall be noncancellable except after ten (10) day's notice in writing to Landlord or Landlord's designees. Tenant shall furnish Landlord with a certificate or certificates of insurance, covering such insurance so maintained by Tenant, prior to beginning occupancy hereunder.

        Landlord covenants at all times to save Tenant harmless from all loss, liability, cost, or damages that may occur or be claimed with respect to any person or persons, corporation, property, or chattels in or about the Common Area resulting from any act done or omission by or through Landlord, its agents, employees, invitees, or any person in the Common Area. Landlord further covenants at all times to save Tenant harmless from all loss, liability, cost, or damages that may occur or be claimed with respect to any person or persons, corporation, property, or chattels in or about the Premises resulting from any act done or omission by or through Landlord, its agents or employees occurring while Landlord completes any repairs set forth in Section 7 hereinabove or due to Landlord entry onto the Premises in accordance with Section 23 hereinbelow.

             15. GOVERNMENTAL ORDERS

        Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy.

             16. ENVIRONMENTAL MATTERS
16.1 (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 16.2, below). "Reportable Use" shall mean
(i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon written notice to Landlord and in strict compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the permitted use in Section 11, above, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefore, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of a security deposit and/or the procurement of such additional insurance coverages as Landlord deems necessary.

         (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

         (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, and Landlord's officers, directors, agents, employees, and Lenders (hereinafter defined) (collectively, "Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 16.1(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 16.1(c) shall survive the expiration or earlier termination of this Lease.

         (d) Tenant shall be permitted to bring de minimis quantities of Hazardous Substances upon the Premises in the ordinary course of Tenant's business, so long as i) Tenant otherwise complies with the provisions of this
Section 16; ii) Tenant's business is not primarily or substantially focused on the distribution or storage of Hazardous Substances; and iii) no such activity of Tenant violates any rule or requirement of the Miami-Dade County, Florida fire marshal or other applicable governing entity. The permission granted in this section 16.1(d) shall be personal to Tenant and shall not be transferable to any subtenant or assignee which does not own or is not owned or under common control with Tenant.

         16.2 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, administrative decisions, judicial rulings, and the like, of any governmental authority; all covenants, easements and restrictions of record; all permits; all requirements of any applicable fire insurance underwriter or rating bureau; and the recommendations of Tenant's and/or Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

         16.3 Inspection; Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times with 24 hours notice to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all

Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In the event of a violation of the Applicable Requirement by Tenant, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

         16.4 Landlord's Activities. Subject to Section 43, Landlord represents that all activities of Landlord on the Premises (which includes development and construction of same) have and will be conducted in compliance with applicable environmental laws. Landlord warrants that it is currently in material compliance with all applicable environmental laws with respect to the Premises and that there are no pending or, to the best of Landlord's knowledge, threatened notices of deficiency, notices of violation, orders or judicial administrative actions involving alleged violations by Landlord of any environmental laws concerning the Premises. Landlord, at Landlord's sole cost and expense, shall be responsible for obtaining all permits, licenses and approvals under environmental laws necessary for Landlord's activities upon the Premises and shall make all notifications and registrations required by any applicable environmental law. Landlord at Landlord's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable environmental laws applicable to Landlord's activities upon the project. Landlord shall and hereby does indemnify Tenant and hold Tenant harmless from and against any and all expense, loss and liabilities suffered by Tenant (with the exception of those expenses, lawsuits and liabilities rising from Tenant's own use, negligence or willful act) by reason of Landlord's (or anyone holding by or through Landlord) improper storage, generation, handling, treatment, transportation, disposal or arrangement for transportation of disposal of any Hazardous Substances (whether accidental, intentional or negligent) or by reason of Landlord's breach of any of the provisions of this
Section 16. The indemnity contained herein shall survive the termination or expiration of this Lease.

             17. EMINENT DOMAIN

         If the entirety of the Premises or any substantial part thereof (which shall be defined as more than thirty three percent (33%) of the Building or thirty three percent (33%) of the Land) shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Lease Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of the unexpired Lease Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the Land under it or contiguous thereto, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant by the condemning authority for loss of business or depreciation to and cost of removal of equipment or fixtures, provided that any such award to Tenant does not diminish or replace in any way the award payable to Landlord hereunder. If this lease is not terminated, provided that repair, replacement, or reconstruction is reasonable, Landlord shall promptly restore the Building to a single architectural unit and restore that portion of the remaining Premises as previously served the Premises, taking into consideration the full effect of the condemnation, and to the extent of the condemnation proceeds made available to Landlord. None of the costs, incurred by Landlord in connection with any of the foregoing shall be included in Operating Expenses. All rentals and tenants proportionate share shall be adjusted following such condemnation to reflect any adjustments in the size or use of the Premises or Building.

             18. ASSIGNMENT AND SUBLETTING

                  18.1     Landlord's Consent Required.
                           ---------------------------

                  (a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (which shall include an assignment by operation of law other than as set forth in Section 18.1(d)(i)) (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld and shall be provided to Tenant within fifteen (15) days of Landlord's receipt of the request provided that Tenant's criteria includes the relevant criteria listed in the following sentence. Without limiting the factors, criteria, or circumstances under which Landlord may "reasonably" withhold its consent to a proposed assignment or sublease, and subject also to remaining provisions of this Section 18.1, Landlord may withhold its consent to any proposed assignment or sublease if any of the following facts or circumstances exist: (a) in the good faith business judgment of Landlord, the proposed assignee or subtenant would make an undesirable or inappropriate change or intensification of use of the Premises or the Common Areas; (b) Landlord has a good faith business reason for not having such proposed assignee or subtenant as an occupant of the Premises (e.g., a prior negative relationship between Landlord and such proposed assignee or subtenant and/or the business principals of the proposed assignee or subtenant, or Landlord has received negative references/comments from prior landlords and/or creditors of such proposed assignee or subtenant); (c) Such proposed assignee or subtenant does not have the financial strength and/or creditworthiness, in Landlord's good faith business judgment, sufficient to satisfy and perform Tenant's obligations under this Lease; or (d) leasing to such such proposed assignee or subtenant would violate any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to real estate investment trusts. Assignment or subletting shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sub-tenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sub-tenant or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 18.1 shall apply to any further subleasing by any subtenant.

                  (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 25% or mere of the voting or management control of Tenant or of the beneficial ownership interest in Tenant, directly or indirectly, shall constitute a change in control for this purpose.

                  (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sub-tenant or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Except as expressly provided below, no such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant or Guarantor from the further performance by Tenant of Tenant's obligations under this Lease. However, notwithstanding the immediately preceding sentence, upon an assignment of this Lease to a third party that is unaffiliated with Tenant or Guarantor as to which Landlord's written consent has been obtained as provided above in Section 18.1(a), Guarantor shall be released from any further liability under this Lease or its guaranty as to those obligations of the Tenant under this Lease that accrue from and after the effective date of such assignment. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease. Further, for any assignment or subletting after the initial term of this Lease, in the event that the rental due and payable by a sub-tenant under any such permitted sublease (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, Tenant shall pay Landlord 50% of any such excess rental amounts or other consideration paid in connection with a sublease or assignment in within ten
(10) days following receipt thereof by Tenant from such subtenant, assigns, licensee or other transferee, as the case might be.

         (d) Notwithstanding the prohibition contained in Section 18.1(a) hereof, Tenant, may at its sole discretion and upon prior written notice to Landlord and compliance with the provisions of Section 18.1(e) hereof, assign this Lease to: (i) to any person, corporation, partnership or other entity which acquires all or substantially all of the business or assets of Tenant or stock in Tenant; or (ii) to any person, corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; or (iii) to any affiliate (within the meaning of such term as set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933) of Tenant. Notwithstanding the foregoing provisions of this Section 18.1(d), other than with respect to an assignment of this Lease that occurs in connection with a transaction described in item (i) above of this Section 18.1(d), in no event shall Tenant be permitted to use a series of more than one of the permitted assignments or permitted transfers of this Lease or permitted sales or conveyances of the capital stock or other equity interests in Tenant to "spin-off" or otherwise transfer or assign this Lease to a third party unrelated to Tenant. As an example, but not a limitation of the foregoing, Tenant shall not assign this Lease to the parent corporation of Tenant or to any subsidiary of the parent corporation of Tenant or other entity controlled or under common control (directly or indirectly) with Tenant whose assets would consist primarily of this Lease and the rights granted herein and thereafter sell the stock or the equity interest of such assignee to a third party, the result of which would be to transfer this Lease to such third party without obtaining Landlord's prior written consent. Any such assignment, transfer, or conveyance shall be prohibited by the terms of this Section 18.1.

         (e) Any person who shall become an assignee of Tenant under this Lease, or become vested with Tenant's leasehold interest hereunder, or a portion thereof, shall be bound by and liable for all covenants and provisions contained in this Lease, whether of the nature of covenants ordinarily running with the land or not, but neither Tenant, nor Guarantor, nor any subsequent tenant whose interest is assigned or divested, shall be relieved of liability hereunder except by an express, written release from liability executed in writing by Landlord. In case of any transfer or vesting of the leasehold interest hereunder or any part thereof, including those permitted by Section 18.1(d) above, it shall be a condition of the validity of such transfer or vesting of interest that, such purported assignee or transferee shall promptly execute and deliver to Landlord a written assumption of the obligations of Tenant hereunder, in such form that such person or persons shall thereupon be bound by and liable for all covenants and provisions of this Lease on the part of Tenant, to the same extent as was the original Tenant. If this Lease is assigned, Landlord may and is hereby empowered to collect rent from the assignee; if the Premises or any part thereof shall be sublet or occupied by any person or corporation other than Tenant, Landlord, in the event of Tenant's Default, may and is hereby empowered to collect rent from the sublessee or occupant; in either of such events, Landlord may apply the net amount received by it to the Rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and subletting or the acceptance of the assignee, sublessee, or occupant as tenant or a release of Tenant from the further performance of the covenants herein contained on the part of Tenant.

             19. DEFAULT

         (a) It is mutually agreed that the following events shall be deemed a breach and default hereunder by Tenant: (i) Tenant shall default in the payment of rent herein reserved, when due, and shall fail to cure said default within ten (10) days after written notice thereof from Landlord (provided that Landlord shall not be required to provide Tenant with notice of such failure to pay rent more than two (2) times in any twelve (12) month period; any subsequent failure timely pay rent in such twelve (12) month period shall constitute a default by Tenant under this Lease, entitling Landlord to all of its remedies provided for herein without any requirement of notice and/or opportunity to cure), (ii) Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and shall fail to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord; or. if such default cannot reasonably be cured within thirty (30) days, if Tenant shall fail to commence such cure within ten (10) days and diligently prosecute such cure to completion; (iii) Tenant is adjudicated bankrupt; (iv) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (v) whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (vi) Tenant makes an assignment for benefit of creditors; and (vii) Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof. In any of said events, Landlord at its option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant, whereupon this Lease shall terminate, and the parties hereto shall have no further obligation to each other; provided, however that Tenant shall be obligated to Landlord for all rent, including any additional rent, incurred prior to such termination date. Any notice provided in this Section may be given by Landlord, or its attorney. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith reenter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary (in accordance with applicable law) without being guilty of trespass, forcible entry or detainer or other tort.


         (b) As an alternative to Landlord's remedies under Section 19(a) above, Landlord may, without terminating this Lease, reenter the Premises by summary proceedings or otherwise, and in any event may dispossess Tenant, removing all persons and property from the Premises and such property may be removed and stored in public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such reentry, Landlord shall use commercially reasonable efforts to relet the Premises to such Tenant or Tenants for such term or terms as Landlord may elect, without being obligated to do so, and in the event of a reletting shall apply the rent therefrom first to the payment of Landlord's expenses, including reasonable and verifiable attorney's fees incurred by reason of Tenant's default, and the expense of reletting including but not limited to the repairs, renovation or alteration of the Premises, and then to the payment of rent and all other sums due from Tenant hereunder. Tenant shall remain liable for any deficiency. Such deficiency shall be calculated and paid monthly by Tenant.

Notwithstanding the foregoing provisions of Section 19(b), if, and only if, (i) one or more Events of Default specified in subsection (iii)-(vii) of Section 19(a) (herein referred to as the "Limited Remedy Defaults") has occurred and is continuing and has not been waived by Landlord, and (ii) no Event of Default specified in subsection (i) or (ii) of Section 19(a) has occurred (hereinafter, an "Unlimited Remedy Default"), and if Landlord elects to pursue its remedies under the provisions of this Section 19(b), above, then the maximum amount of any monthly deficiency amount that Landlord may recover from Tenant or that Tenant shall be required to pay pursuant to the above provisions of this
Section 19(b) during the pendency of such default from and after the date of the occurrence of such Limited Remedy Default (the "Occurrence Date") with respect to rent, shall be limited to the amount of the monthly base rent to be paid under the Lease after the Occurrence Date for the unexpired portion of the Term devised herein as if this Lease had not expired or been terminated; provided however, that in the event of a Limited Remedy Default (and in the absence of an Unlimited Remedy Default, as aforesaid), Tenant shall not have (upon the expiration of the term of the Lease) have paid Landlord an aggregate amount of monthly deficiency payments from the commencement of monthly deficiency payments through the expiration of the lease Term that exceeds an amount equal to the potential amount resulting from an acceleration of all future rental payments that would have been due and payable immediately from the Occurrence Date through the expiration of the Lease term, discounted at a rate of 6.71%.

No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In addition, Landlord may, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises in accordance with applicable law, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant for such action, unless caused by the negligence of Landlord.

         (c) Subject to the terms and provisions hereinbelow, should Landlord fail to perform any term or covenant under this Lease and if any such default shall not be cured and shall accordingly be continuing thirty (30) days following written notice by certified mail by Tenant to Landlord of such default (in the event that such default consists of a breach or failure by Landlord to pay any monetary amount due and payable by Landlord to Tenant) or sixty (60) days following written notice by certified mail by Tenant to Landlord of such default (in the event such default consists of a breach or failure by Landlord to comply with any obligation of Landlord other than one involving the payment of a monetary amount payable by Landlord to Tenant other than one involving the payment of a monetary amount payable by Landlord to Tenant hereunder), then, in either such event, Tenant shall have the option, in Tenant's sole discretion, of remedying such default and, in connection therewith, incurring reasonable and verifiable expenses for the account of Landlord, and any and all such reasonable and verifiable sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant within fifteen (15) days after receipt by Landlord of Tenant's invoice therefor (with supporting documentation) and if Landlord fails to so reimburse and pay same to Tenant, Tenant may deduct such amount (together with interest thereon at the Default Rate) from subsequent installments of Base Rent and other charges (if any) that from time to time thereafter may become due and payable by Tenant to Landlord hereunder up to a maximum amount per month of fifty percent (50%) of Base Rent until the date of repayment of any unpaid sums by Landlord to Tenant, or until such time as the amounts are fully deducted, whichever occurs first. Any such abatement or deduction shall not constitute a default by Tenant unless Tenant shall fail to pay the amount of such abatement or deduction to Landlord within thirty (30) days after final adjudication that such amount is owing to Landlord. Notwithstanding the foregoing, in all events Tenant shall have the right to remedy any default without prior notice in the event of an emergency (so long as Tenant gives notice within a reasonable period of time thereafter) and invoice Landlord and abate Rent (if necessary) in the manner set forth in the preceding sentences of this Section 19. Except as expressly set forth above in this Section 19(c), in no event shall Tenant have the right to offset any sum owing, or allegedly owing, by Landlord to Tenant against any sum otherwise owing by Tenant to Landlord. Further, except as expressly set forth above in this Section 19(c), if Landlord should fail to perform any of its obligations under this Lease, Tenant's exclusive remedy is the institution of a suit for damages. Prior to instituting such a suit, Tenant must supply Landlord with notice of such failure. Landlord shall then have a reasonable period of time, but not less than thirty (30) days following Landlord's receipt of Tenant's notice, in which to commence curative action. Tenant may not institute such a suit during such thirty (30)-day period or thereafter during the period in which Landlord is attempting to cure such default. In no event shall Tenant have any right to terminate this Lease as a result of any default by Landlord.

             20. SUBROGATION

         Neither Landlord nor Tenant shall be liable to the other for the loss arising out of damage to or destruction of the Building, or the contents of any part thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, are hereby waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Landlord and Tenant that the rent reserved by this Lease have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense, and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither Landlord nor Tenant shall have any interest or claim in the others insurance policy or policies, or the proceeds thereof unless specifically covered therein as a joint insured.

             21. MORTGAGE SUBORDINATION
             (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

             (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 21, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or
(iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

             (c) Non-Disturbance. With respect to Mortgage entered into by Landlord concurrent with or after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

             (d) Self-Executing. The agreements contained in this Paragraph 21 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

        If Landlord shall notify Tenant of the placing of any mortgage against the Premises, Tenant agrees that in the event of any act or omission by Landlord or any other occurrence which would give Tenant the right to terminate this Lease, to claim a partial or total eviction, or to reduce any rent payments hereunder, Tenant shall not exercise any such right until (a) it has notified in writing the holder of any mortgage which at the time shall be a lien on the Premises and of which it has notice, of such act or omission, (b) a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, and (c) Tenant or such holder, with reasonable diligence, shall not have so commenced and continue to remedy such act or omission or cause the same to be remedied.

           22. SIGNS AND ADVERTISEMENTS

        Tenant shall have the right to install on the Building and on a street level monument, at Tenant's sole cost and expense (for all amounts in excess of the signage "upgrade" referenced in Section 49 of the Special Stipulations attached hereto), subject to governmental approval, signage which has been approved by Landlord in writing (provided, however, that Landlord's approval shall not be unreasonably withheld) and in compliance with all applicable laws, ordinances, regulations, and the like of every applicable governmental authority, and in compliance with all recorded restrictions, agreements and/or declarations of covenants and restrictions applicable to the Premises. If the Premises have a rear service door (intended for deliveries or shipping), Tenant shall have the right to install, at its sole cost and expense.

Tenant shall have the right to place lettering upon the plate glass entrance doors or on the plate glass windows of the Premises, at Tenant's sole cost and expense, provided, however, that the lettering will not exceed six (6) inches in height. During the term of this Lease it shall be the obligation of the Tenant to maintain its sign at all times in a first class condition, at its sole cost and expense, other than repairs and/or maintenance that are necessitated by the act or negligence of Landlord or Landlord's agents, employees, or contractors, the cost of which shall be paid for by Landlord.

           23. LANDLORD'S RIGHT OF ENTRY

        Landlord or Landlord's agent may enter the Premises at reasonable hours upon reasonable notice, to examine the same and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or the Building. Landlord is not required to give notice to Tenant in the case of a bona fide emergency. During the last one-hundred eighty (180) days of the Lease Term, Landlord may display signage on, and show the Premises.

           24. EFFECT OF TERMINATION OF LEASE

        No termination of this Lease prior to the stated termination date thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination hereof.

           25. NO ESTATE IN LAND

        This Lease shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

           26. HOLDING OVER

        Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

           27. WAIVER

        The rights and remedies of Landlord under this Lease as well as those provided or accorded by law, shall be cumulative, and shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach(s) or default(s) of Tenant hereunder shall not be deemed or construed to be a continuing waiver of such breach(s) or default(s) nor as a waiver of or permission, expressed or implied, for any subsequent breach(s) or default(s), and it is agreed that the acceptance by Landlord of any rent payment subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Landlord after the termination of this Lease in any manner shall reinstate, continue or extend the Lease Term or reinstate this Lease in any manner.

           28. NOTICES

        Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours with confirmation of receipt, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 28. The addresses and facsimile numbers noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery, mailing or facsimile transmission of notices. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as noted below Landlord's signature block or as Landlord may from time to time hereafter designate by written:. notice to Tenant.

        Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

           29. TIME OF ESSENCE

      Time is of the essence in this Lease.

           30. BANKRUPTCY

        Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during Lease Term or any renewal thereof.

           31. SPECIAL STIPULATIONS

         Insofar as the attached Special Stipulations #43-49 conflict with any of the foregoing provisions, the Special Stipulations shall control.

           32. GOVERNING LAW

      This Lease shall be governed in accordance with the laws of the State of Florida.

           33. ENTIRE AGREEMENT

        This Lease contains the entire agreement between the parties, and no modifications of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.

           34. DEFINITIONS

        "Landlord" or "Landlord" as used in this Lease shall include its heirs, representatives, assigns and successors in title to the Premises. "Tenant" or "Tenant" shall include its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sub-Tenants, as to the Premises covered by such assignment or sublease. "Landlord" or Landlord" and "Tenant" or "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular patties.

           35. ATTORNEY'S FEES

        The prevailing party in any dispute shall be entitled to recover reasonable attorney's fees and costs in any action pursuant to the terms of the Lease.

           36. ESTOPPEL CERTIFICATES

        Landlord and Tenant each agree to certify in writing the status of this Lease and the rent payable hereunder, at any time, upon ten (10) business days written notice. Such certificate shall be in a form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee or sub-tenant of, or holder of a security instrument executed by Landlord or Tenant, as the case may be. In addition to any other matters required, such certificate shall certify the Commencement Date of the Lease Term and the anticipated termination date thereof, whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rent payments have been made; whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such default and the action required to remedy it; and whether or not there are any setoffs against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such setoffs or defenses.

           37. RULES AND REGULATIONS

         The rules and regulations, if any, attached to this Lease are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations, if any, or (if none are attached) to make rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises, the Building, and the Park. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto.

           38. RELOCATION OF PREMISES

      INTENTIONALLY DELETED

           39. DELAY

        If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease by reason of strike or labor troubles or any outside cause whatsoever beyond Landlord's or Tenant's reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligations by Landlord or Tenant.

           40. QUIET ENJOYMENT

        Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Lease Tetra without hindrance by Landlord or its agents.

           41. EXCULPATION

        Tenant agrees that Tenant shall look solely to Landlord's interest in the Building and Landlord's personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord based on any default hereunder, and no other property or assets of Landlord, its affiliates, successors, partners, shareholders, subsidiaries, or assigns, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such claim, judgment, injunction or decree.

           42. TENANT AUTHORITY

         In the event Tenant is a corporation, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Corporation and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. In the event Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of the partnership, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is further agreed that each and every present and future partner in the partnership shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal or any partner shall not release the liability of such partners under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

           43. OVERRIDING LIMITATION.

         Landlord and Tenant acknowledge and agree that the Premises have heretofore been owned by Tenant or by Guarantor or by some other affiliate of Tenant (the "Prior Owner"). As such, and notwithstanding any provision to the contrary contained in this Lease, in no event shall Landlord (or its assigns) be liable or responsible to Tenant, Guarantor, or to any other third party or governmental entity for or as a result of any loss, liability, cost, damages, or expense of any kind or character that may be claimed with respect to or that may arise out of or be related to the presence, existence, or release, of or any contamination of the Property by any Hazardous Substances that occurred or was in existence at any time prior to the date upon which Landlord (or its assigns) acquires fee title to the Premises (hereinafter, "Prior Environmental Conditions"). In this regard, and without limiting the generality of the preceding, Tenant and Guarantor do hereby waive, release and relinquish Landlord, and Landlord's officers, managers, directors, agents, members, partners, affiliates, and its and their respective successors and its assigns from any loss, liability, cost, damages, or expense of any kind or character that may be suffered or claimed by them with respect to or that may arise out of or be related to the Prior Environmental Conditions.

           43. RESTRICTIVE COVENANTS

         Tenant and Landlord acknowledge that the Premises are subject to the following restrictive covenants: (i) Covenant Running with the Land in Favor of Metropolitan Dade County, filed January 30, 1989 in Official Records Book 13979, Page 1221; and (ii) Covenant Running with the Land in Favor of Miami-Dade County, filed July 18, 2002 in Official Records Book 20535, Page 4023 (the "Restrictive Covenants"). Tenant acknowledges receiving a copy of the instruments referenced above creating the Restrictive Covenants and further covenants that, without limiting the provisions of Section 11 of this Lease it shall at all times comply Restrictive Covenants in connection with its use of the Premises.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.

                                        LANDLORD:

                                        MCMILLAN/MIAMI, LLC, a Florida
Signed, sealed, and delivered as to     limited liability company
Landlord in the presence of:
                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
_________________________________       Title:
                                             ----------------------------------
Witness                                 Date:
                                             ----------------------------------

_________________________________       Address for Notice Purposes:
Date
                                        3003 W. Alabama
                                        Houston, Texas 77098
                                        Attn:    Mr. Dan M. Moody, III


                                        TENANT:

                                        EGL EAGLE GLOBAL LOGISTICS, LP
Signed, sealed and delivered as
to Tenant in the presence of:
                                        By:   EGL Management, LLC General
________________________________              Partner
Witness
                                              By:
                                                 ------------------------------
________________________________                    Jon Kennedy, Senior Vice
Date                                                President, Corporate
                                                    Administration

                                        Address for Notice Purposes:
                                        EGL Eagle Global Logistics, LP
                                        15350 Vickery Drive
                                        Houston, TX 77032
                                        Attn: Sr. Vice Pres., Corp, Admin.

                                    GUARANTY

         As a material inducement to Landlord to enter into the Lease with Tenant, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed, the undersigned (the "Guarantor") does hereby, irrevocably and unconditionally, warrant and represent unto and covenant and agree with Landlord that, throughout the duration of the Lease and all extensions, expansions, or renewals Guarantor hereby unconditionally guarantees the full, faithful and punctual payment of all rental and other amounts due to Landlord under the Lease by Tenant and the full, faithful and punctual performance by Tenant of all the terms, provisions and conditions of the Lease, together with interest or late charges on all of the foregoing as provided in the Lease and all other costs and expenses of collection.

                  This is a guaranty of payment not of collection. The liability of Guarantor shall be joint and several and primary and direct, and in any right of action accruing to Landlord under the Lease, Landlord shall have the right to proceed against Guarantor without having commenced any action or obtained any judgment against Tenant provided, however, that Guarantor shall have the same cure provisions afforded Tenant under the Lease. Guarantor hereby waives the procedural defenses of the law of guaranty or surety. This guaranty is assignable by Landlord to any entity to whom Landlord may assign it rights under the Lease, without any required consent or approval from Guarantor.

                              Guarantor:


                              EGL, Inc.


                              By:__________________________________________
                                      Jon Kennedy, Senior Vice President,
                                       Corporate Administration

                         BUILDING RULES AND REGULATIONS

         1) Additional locks may be placed on the doors of the Building by Tenant, provided that Landlord is immediately furnished with two (2) keys thereto, Landlord will without charge furnish Tenant with two (2) keys for each lock existing upon the Building when Tenant assumes possession of the Building with the understanding that at the termination of the Lease all keys shall be returned to Landlord.

         2) No person shall at any time occupy any part of the Premises as sleeping or lodging quarters.

         3) Tenant shall not place, install or operate on the Premises any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil acids, caustics, or any flammable, explosive, or hazardous material without the written consent of Landlord.

         4) Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

         5) Tenant shall not at any time display a "For Rent" sign upon the Premises without the prior written approval of Landlord.

         6) None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the Premises, or such areas be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees.

         7) The bathrooms and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

         8) No vehicles except for material handling equipment such as fork lifts shall be brought into the Building or the Premises. No animals shall be brought into the Building or the Premises except those animals providing assistance to the disabled.

         9) In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight or express for articles delivered to the Premises or for the safety, care and cleanliness of the Premises, the amount so paid shall be regarded as additional rent and shall be due and payable forthwith to Landlord from Tenant.

         10) There shall not be any outside storage of goods, materials or equipment in the side or front of the Premises. Tenant agrees to keep the area immediately in front of and behind the Premises clean and free of all trash and debris.

                              SPECIAL STIPULATIONS

            Attached to and Made a Part of Standard Industrial Lease

                             Dated December 2, 2002
                                 By and Between

                       McMillan Investment Company, Ltd.

                                      And

                        EGL Eagle Global Logistics, LP.



44. Commencing on the Commencement Date, base rentals shall be due and payable pursuant to Section 3 as follows:

        Months         Rate P.S.F.      Yearly Rate          Monthly Rate
        ------         -----------      -----------          ------------
        1-5            $0.00            $0.00                $0.00

        6-30           $5.89            $2,147,541.12        $168,471.76

        31-65          $6.45            $2,351,721.60        $195,976.80

        66-100         $7.15            $2,606,947.20        $217,245.60

        101-125        $7.65            $2,789,251.20        $232,437.60

44.a Commencing on the Commencement Date, and on the first day of each and every calendar month thereafter, Tenant shall pay the following respective amounts each month as Landlord's estimate of Tenant's obligation for Operating Expenses (with a separate line item amount for property management fees, pursuant to Section 9(b)(iii)), Taxes, and insurance premiums (but Tenant agrees that such amounts shall be estimates only, and shall be subject to reconciliation and adjustment, as more particularly provided in the relevant provisions of the Lease):

        Operating Expenses:                                 $4,252.50

        Taxes:                                             $25,818.75

        Insurance:                                          $2,430.00

        Property Management Fee:                            $3,037.50
                                                            ---------

        Estimated Monthly Payment (other than Base Rent):  $35,838.75

However, after the first full calendar year of the Lease, Landlord and Tenant agree that they shall re-evaluate both the Operating Expenses as a whole, and the management fee component of the Operating Expenses, each party agreeing to act in good faith.

45. Landlord shall build the Building as per the Plans, as more particularly set forth in the Build to Suit Addendum attached hereto. The Plans detail a commercial building whose specifications are outlined by Exhibit "C" attached. Landlord shall "turn-key" and be fully responsible for the construction of the Building, excepting only those items marked as "Tenant Allowance" or "Allowance" on Exhibit "C," and except as also provided in the Build to Suit Addendum, below. For the sole purpose of constructing the improvements itemized in Exhibit "D" (the "Leasehold Improvements"), Landlord shall provide to Tenant a "Construction Allowance" of $1,167,000. Other than for cost overruns that are not due to changes, modifications, and the like that are requested by Tenant (Landlord agreeing that it will be responsible for all cost overruns that are not due to changes, modifications, and the like that are requested by Tenant), the Construction Allowance shall represent all of Landlord's financial obligation to Tenant for the construction of the items listed in Exhibit "C" (e.g., Landlord shall not be responsible for the cost of any changes or modifications to any of such items listed on Exhibit "C" requested by Tenant that cause the aggregate cost for the construction of such items listed on Exhibit "C" to exceed the Construction Allowance).
 Tenant shall reimburse Landlord for all costs for the construction of the items listed in Exhibit "C" in excess of the Construction Allowance as a result of any changes or modifications to any of such items listed on Exhibit "C" requested by Tenant within ten (10) days after the receipt by Tenant of invoice from Landlord for such overruns. Landlord shall be solely responsible for selecting architects, engineers, designers, and contractors necessary for the construction of Building. Landlord shall be solely responsible for managing the construction of Building.

46. Landlord does hereby does hereby waive, release and relinquish Tenant, Krystal Capital Management, L.P., James R. Crane, and Guarantor, and each of their respective officers, directors, shareholders, agents, affiliates, and their respective successors and assigns (hereinafter, the "Tenant Released Parties") from any loss, liability, cost, damages, or expense of any kind or character that may be suffered or claimed by Landlord with respect to or that may arise out of or be related to, directly or indirectly, any contract, agreement, understanding, negotiation, discussion, or transaction relating to the Property, and involving or pertaining to Tenant, Guarantor, or any of their respective affiliates, on the one hand, and Seefried Industrial Properties, Inc. ("Seefried"), Cushman & Wakefield ("Cushman") and/or any of their respective affiliates, on the other hand, that was or is in existence or that transpired from the beginning of the world through the date of this Lease (the "Prior Matters"). Without limiting the generality of the foregoing, Landlord does hereby waive and release any right to seek any contribution or indemnity from any of the Tenant Released Parties in the event Landlord suffers any loss, liability, cost, damages, or expense of any kind or character as a result of a claim or cause of action brought against Landlord by a third party (other than a Tenant Released Party) arising out of or relating to any of the Prior Matters other than with respect to , claims or allegations against any Tenant Indemnified Party by Seefried, Cushman or their respective affiliates that are "independent" of and are unrelated to the transactions contemplated by the Lease and/or by the Purchase and Sale Agreement executed in connection herewith (e.g., and only by way of illustration, an allegation that a Tenant Indemnified Party committed fraud in the inducement in entering into the one or more of the agreements with Seefried Agreements and/or Cushman, or a claim by Seefried or Cushman for any sums payable to Seefried or Cushman that are already accrued and owing by a Tenant Indemnified Party prior to the date of this Lease).

47. While this Lease is in full force and effect, provided Tenant is not in default of the terms, covenants and conditions thereof, Tenant shall have the sole right or option to extend the original term of this Lease Agreement for two (2) further consecutive terms of sixty (60) months each. Such extensions or renewals of the original term shall be on the same terms, covenants and conditions as the original term except that the rental during the extended periods shall be the then current net market rental rate in the Miami Airport submarket for properties comparable in size, location, age, and functionality. Notice of Tenant's intention to exercise this right or option must be given in writing to Landlord nine (9) months prior to the expiration of the then current lease term or the option contained in this provision shall become null and void and of no effect. The right or option to extend the original term of this Lease Agreement provided to Tenant herein shall be for the exclusive benefit of the Tenant and shall terminate upon the subletting of all or any part of the Premises or assignment of this Lease unless the Lease is assigned to an affiliate of Tenant. For purposes of providing notice and negotiating the extension contemplated herein, Landlord agrees to work with only such authorized persons designated in writing by the Senior Vice President of Corporate Administration.

48. Tenant acknowledges that Landlord has provided Tenant with a copy of that certain Covenant Running With the Land In Favor of Metropolitan Miami-Dade County, dated January 11, 1989, recorded in Book 13979, page 1221, in the public records of Miami-Miami-Dade County, Florida, which sets forth covenants which are binding upon the property and the activities of Tenant thereon.

49. Landlord agrees to provide Tenant with the following additional "upgrades" to the Building at Landlord's cost and expense, in addition to the Tenant
Allowance: (i) an amount from $15,000.00 not to exceed $35,000.00 to upgrade Tenant's signage at the Premises; (ii) $75,000 to upgrade the concrete truck apron.

                             BUILD-TO-SUIT ADDENDUM

1. Landlord shall use reasonable efforts to cause the Building to be constructed in accordance with the provisions of this Paragraph 1 on or before November 1, 2003.

         1.1 Landlord and Tenant have agreed upon the Plans (which cover both the Building shell and the interior office space of the Building).

         1.2. Selection of Architect and Contractor. Landlord has selected or plans to select an architect ("Architect") and contractor ("Contractor"). Tenant shall promptly submit to the Architect and/or Contractor any and all information reasonably requested by Architect and/or Contractor with respect to the Building and Premises.

         1.3. County Approval. Landlord shall cause the Architect and/or Contractor to deliver the Plans to Miami-Dade County for approval. Any changes required by Miami-Dade County shall require Tenant's approval, provided that Tenant shall not unreasonably withhold such consent so long as the changes do not require a material or substantial change or modification to the Plans approved by Tenant. Decreasing the length of the truck court, any change in the size of the Building or number of vehicle or equipment parking positions shall be deemed, without limitation, a material or substantial change or modification. If Tenant's approval is required, Landlord shall submit such plans reflecting such changes or modifications required by Miami-Dade County (collectively, "Modifications") to Tenant and within five (5) business days after Tenant receives the Modifications, Tenant shall either approve or disapprove the Modifications for reasonable and substantial or material reasons (each, a "Design Problem"). Landlord shall make such changes as are necessary in order to correct any Design Problem and shall resubmit the corrected Modifications to Tenant. Within five (5) business days after Tenant receives the revised Modifications, Tenant shall approve or disapprove the Modifications. This procedure shall be repeated until the Modifications are finally approved by Tenant. In the event that Tenant fails to provide written notice of disapproval within the required time period, the Modifications shall be deemed approved. In the event Landlord is required to seek Tenant approval, Landlord shall deliver four copies of documents at the address required for notices under the Lease (or to such separate addresses as Tenant may provide in writing). In the event that Landlord, Tenant, and Miami-Dade County are unable to agree as to the resolution of a Design Problem or Modification within twenty one (21) days after the initial submission of such Modification to Tenant by Landlord, then Landlord may, at Landlord's option, cancel and terminate the Lease by notice to Tenant given at any time thereafter (provided an agreement has not been reached by such time by Landlord, Tenant, and Miami-Dade County). Upon any such cancellation and termination, the parties shall each respectively be released from all further liability under the Lease, irrespective of what costs or expenses either of such parties shall have incurred prior to any such cancellation and termination.

2. Punch List. Tenant shall submit to Landlord, within thirty (30) days after Tenant's occupancy of the Premises, a list of items which Tenant requests that Landlord repair or complete ("Punch List"). Punch list items shall not include damage or wear and tear caused by Tenant. Landlord hereby agrees to repair or complete all such items set forth on Tenant's Punch List within a period of no more than forty-five (45) days following Landlord's receipt of Tenant's Punch List.

3. Plan Modifications; Change Orders. Landlord and Tenant each recognize that changes in the Construction Plans may be necessary as construction proceeds on the Building. However, any modification to the Plans shall be mutually approved in writing by Tenant and Landlord. For any changes to the Plans hereafter requested by Tenant ("Tenant Change Orders"), Landlord, as soon as reasonably practicable, will advise Tenant of its or its Contractor's best estimate, which estimates are not binding on Landlord or the Contractor, of the number of days of delay that will be caused by such changes requested in such Tenant Change Order, any increase in cost associated with the implementation of such changes and any additional requirements necessary to accommodate the noted changes. Provided Tenant notifies Landlord to in writing proceed with such changes within five (5) business days of Tenant's receipt of Landlord's notice as provided below, and Tenant agrees in writing: (A) to reimburse Landlord for Landlord's costs and expenses associated with such Building modification including, without limitation, the actual costs incurred by Landlord to construct such Building modifications and changes pursuant to such Tenant Change Order, and reasonable additional architectural and engineering fees, and
(B) if applicable, to comply with Landlord's additional reasonable requirements (such as changes in penetration locations necessary because of the structure), then Landlord will proceed to make such requested modifications to the Building; provided, however, that all such added costs and expenses shall be Tenant's sole obligation and responsibility, and Tenant shall promptly reimburse Landlord for all such additional costs and expenses upon substantial completion of such requested modifications. Notwithstanding the foregoing, Landlord shall not be obligated to proceed with any requested modifications to the Building contained in a Tenant Change Order if Landlord in good faith determines that any such modification will adversely impact or jeopardize the Building (including without limitation, the marketability thereof) or which would unreasonably delay the Substantial Completion of the Building. Further, also as set forth above in the Lease, all delays in Substantial Completion that are the result of a Tenant Change Order shall not operate to extend the Rent Commencement Date. Further, all Tenant approvals as well as all Tenant Change Orders shall be made by only the officers of Tenant of the level of Vice President or higher, or the same shall not be binding upon or effective as against Landlord.



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